Exhibit 2.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of April 7, 2025, is by and among Edgemode, Inc., a Nevada corporation (the “Parent”), Synthesis Analytics Production Ltd, an England and Wales private limited company (the “Company”), and Adler Capital Limited, a company registered in Hong Kong registered number 68827254, the sole shareholder of the Company (the “Shareholder”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Company has one (1) ordinary share issued and outstanding (the “Company Securities”), all of which are held by the Shareholder. The Shareholder has agreed to transfer the Company Securities in exchange for a number of shares equal to approximately 55% (the “Intended Percentage”) of the then outstanding shares of common stock (“Parent Common Stock”), par value $0.001 per share, of the Parent on the Closing Date (as defined below) (the “Parent Stock”).

The exchange of Company Securities for Parent Stock is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

The Board of Directors of each of the Parent and the Company has determined that it is desirable to affect this plan of reorganization and share exchange.

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I
Exchange of Company Securities

SECTION 1.01      Exchange by the Shareholders. At the Closing (as defined in Section 1.02), the Shareholder shall sell, transfer, convey, assign and deliver to the Parent all of the Company Securities free and clear of all Liens in exchange for the number of shares of Parent Common Stock equaling the Intended Percentage, as set forth on Schedule 1.01, attached hereto.

SECTION 1.02       Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at such location to be determined by the Company and Parent, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II
Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to the Parent, as follows:

SECTION 2.01       Good Title. The Shareholder is the record and beneficial owner, and has good and marketable title to its Company Securities, with the right and authority to sell and deliver such Company Securities to Parent as provided herein. Upon registering of the Parent as the new owner of such Company Securities in the share register of the Company, the Parent will receive good title to such Company Securities, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances (each an “Encumbrance” or “Lien”).

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SECTION 2.02      Power and Authority. All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

SECTION 2.03      No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (each a “Law” and collectively, “Laws”); (ii) will not violate any Laws applicable to such Shareholder; and (iii) will not violate or breach any contractual obligation to which such Shareholder is a party.

SECTION 2.04      No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that the Company or the Parent will be responsible for pursuant to this Agreement.

SECTION 2.05      Purchase Entirely for Own Account. The Parent Stock proposed to be acquired by the Shareholder hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Parent Stock, except in compliance with applicable securities laws.

SECTION 2.06      Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent. The Shareholder understands that his investment in the Parent Stock involves a high degree of risk. The Shareholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Parent Common Stock. The Shareholder has had the opportunity to review the reports Parent has filed with the Securities and Exchange Commission (“SEC”) at www.sec.gov/EDGAR. The Shareholder acknowledges that the Parent may be deemed a “Shell Company” as defined under Rule 144(i)(1) of the Securities Act of 1933, as amended (the “Securities Act”) prior to the Closing Date.

SECTION 2.07      Non-Registration. The Shareholder understands that the Parent Common Stock has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein.

SECTION 2.08      Restricted Securities. The Shareholder understands that the Parent Common Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Parent Common Stock would be acquired in a transaction not involving a public offering. The Shareholder further acknowledges that if the Parent Common Stock is issued to the Shareholder in accordance with the provisions of this Agreement, such Parent Common Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

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SECTION 2.09      Legends. It is understood that the Parent Common Stock will bear the following legend or another legend that is similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.10      Accredited Investor. The Shareholder is an “accredited investor” within the meaning of Rule 501 under the Securities Act and the Shareholder was not organized for the specific purpose of acquiring the Parent Common Stock.

ARTICLE III
Representations and Warranties of the Company and the Shareholder

The Company and the Shareholder each represents and warrants to the Parent, which representations and warranties and true and correct as of the date hereof and will be true and correct as of the Closing Date, except as set forth in the disclosure schedules provided in connection herewith (the “Company Disclosure Schedule”), as follows:

SECTION 3.01      Organization, Authority, and Qualification of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of England and Wales and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Schedule 3.01 of the Company Disclosure Schedule sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

SECTION 3.02      Capitalization.

(a)                The authorized Company Securities of the Company consist of one ordinary share, of which one share is issued and outstanding and constitute the Company Securities. All of the Company Securities have been duly authorized, are validly issued, fully paid and nonassessable, and are owned of record and beneficially by Company, free and clear of all Encumbrances. Upon the transfer, assignment, and delivery of the Company Securities and payment therefor in accordance with the terms of this Agreement, Parent shall own all of the Company Securities, free and clear of all Encumbrances.

(b)                All of the Company Securities were issued in compliance with applicable Laws. None of the Company Securities were issued in violation of any agreement or commitment to which Company or the Company is a party or is subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability Company, Governmental Entity, unincorporated organization, trust, association, or other entity (each, a “Person”).

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(c)                There are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the Company Securities of the Company or obligating Company or the Company to issue or sell any Company Securities of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Company Securities.

SECTION 3.03      No Subsidiaries. The Company does not have, or have the right to acquire, an ownership interest in any other Person.

SECTION 3.04      No Conflicts or Consents. The execution, delivery, and performance by Company of this Agreement and the other agreements executed in connection with this Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other applicable governing documents of Company or the Company; (b) violate or conflict with any Law or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Entity (“Governmental Order”) applicable to the Company; (c) require the consent, notice, or filing with or other action by any Person or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which Shareholder or the Company is a party or by which Shareholder or the Company is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Company.

SECTION 3.05      Financial Statements. Complete copies of the Company’s financial statements consisting of the balance sheet of the Company as of September 30 in each of the years ended September 30, 2024 and September 30, 2023 and the related statements of income and retained earnings, stockholders’ equity, and cash flow for the years then ended (the “Financial Statements”) have been delivered to Parent on or before the Closing Date. The Financial Statements have been prepared in accordance with generally accepted accounting principles in effect in the United States from time to time (“GAAP”), applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of the Company and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of September, 2024 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

SECTION 3.06      Undisclosed Liabilities. The Company has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise, except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

SECTION 3.07      Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, the Company has been operating in the ordinary course of business consistent with past practice and there has not been, with respect to the Company, any change, event, condition, or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise), or assets of the Company.

SECTION 3.08      Company Material Contracts.

(a)                Schedule 3.08(a) of the Company Disclosure Schedule lists each Contract that is material to the Company (such Contracts, together with all Contracts concerning the occupancy, management, or operation of any Real Property (as defined in Section 3.09(a), being “Company Material Contracts”), including the following:

(i)                 each Contract of the Company involving aggregate consideration in excess of $50,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than 90 days’ notice;

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(ii)               all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax (as defined in Section 3.18(a), environmental, or other Liability of any Person;

(iii)             all Contracts relating to Intellectual Property (as defined in Section 3.10(a), including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions;

(iv)              except for Contracts relating to trade payables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company; and

(v)                all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b)                Each Company Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to Company’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) any material respect, or has provided or received any notice of any intention to terminate, any Company Material Contract. Complete and correct copies of each Company Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Parent.

SECTION 3.09      Real Property; Title to Assets.

(a)                Schedule 3.09(a) of the Company Disclosure Schedule lists all real property in which the Company has an ownership or leasehold (or sub leasehold) interest (together with all buildings, structures, and improvements located thereon, the “Real Property”), including: (i) the street address of each parcel of Real Property; (ii) for Real Property that is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease, and any termination or renewal rights of any party to the lease; and (iii) the current use of each parcel of Real Property. Company has delivered or made available to Parent true, correct, and complete copies of all Contracts, title insurance policies, and surveys relating to the Real Property. Schedule 3.09(a) of the Company Disclosure Schedule lists all material encumbrances, zoning restrictions and any outstanding violations or disputes regarding the Real Property, any of which may cause a Material Adverse Effect. “Material Adverse Effect” means any change, event, occurrence, or development that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, financial condition, or prospects of the Company.

(b)                The Company has good, valid, and marketable (and, in the case of owned Real Property, good and indefeasible fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date). All Real Property and such personal property and other assets (including leasehold interests) are free and clear of Encumbrances except for those items set forth in Schedule 3.09(b) of the Company Disclosure Schedule.

(c)                The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to possess, lease, occupy, or use any leased Real Property. The use of the Real Property in the conduct of the Company’s business does not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit, or Contract and no material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company.

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SECTION 3.10      Intellectual Property.

(a)                The term “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections.

(b)                Schedule 3.10(b) of the Company Disclosure Schedule lists all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property that are owned by the Company (the “Company IP Registrations”). The Company owns or has the valid and enforceable right to use all Intellectual Property used or held for use in or necessary for the conduct of the Company’s business as currently conducted or as proposed to be conducted (the “Company Intellectual Property”), free and clear of all Encumbrances. All of the Company Intellectual Property is valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Company has taken all reasonable and necessary steps to maintain and enforce the Company Intellectual Property.

(c)                The conduct of the Company’s business as currently and formerly conducted and as proposed to be conducted has not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated, or otherwise violated any Company Intellectual Property.

SECTION 3.11      Material Customers and Suppliers.

(a)                Schedule 3.11(a) of the Company Disclosure Schedule sets forth each customer who has paid aggregate consideration to the Company for goods or services rendered in an amount greater than or equal to $100,000 for each of the two most recent fiscal years (collectively, the “Material Customers”). The Company has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to purchase or use its goods or services or to otherwise terminate or materially reduce its relationship with the Company.

(b)                Schedule 3.11(b) of the Company Disclosure Schedule sets forth each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to $100,000 for each of the two most recent fiscal years (collectively, the “Material Suppliers”). The Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.

SECTION 3.12      Insurance. Schedule 3.12 of the Company Disclosure Schedule sets forth a true and complete list of all current policies or binders of insurance maintained by Company or its Affiliates (including the Company) and relating to the assets, business, operations, employees, officers, and directors of the Company (collectively, the “Insurance Policies”). Such Insurance Policies: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. Neither Company nor any of its Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid. None of Company or any of its Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound. For purposes of this Agreement: (x) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (y) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other ownership interests, by contract, or otherwise.

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SECTION 3.13      Legal Proceedings; Governmental Orders.

(a)                There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (each an “Action” and collectively, “Actions”) pending or, to Company’s knowledge after reasonable inquiry, threatened against or by the Company, or any Affiliate of Company: (i) relating to or affecting the Company or any of the Company’s properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)                There are no outstanding, and the Company is in compliance with all, Governmental Orders against, relating to, or affecting the Company or any of its properties or assets.

SECTION 3.14      Compliance with Laws; Permits.

(a)                The Company has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets.

(b)                All permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Entity (collectively, “Permits”) in order for the Company to conduct its business, including, without limitation, owning or operating any of the Real Property, have been obtained and are valid and in full force and effect. Schedule 3.14(b) of the Company Disclosure Schedule lists all current Permits issued to the Company and no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

SECTION 3.15      Environmental Matters.

(a)                The terms: (i) “Environmental Laws” means all Laws, now or hereafter in effect, in each case as amended or supplemented from time to time, relating to the regulation and protection of human health, safety, the environment, and natural resources, including any federal, state, or local transfer of ownership notification or approval statutes; and (ii) “Hazardous Substances” means: (A) “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” or “toxic pollutants,” as such terms are defined under any Environmental Laws; (B) any other hazardous or radioactive substance, contaminant, or waste; and (C) any other substance with respect to which any Environmental Law or Governmental Entity requires environmental investigation, regulation, monitoring, or remediation.

(b)                The Company has complied, and is now complying, with all Environmental Laws. Neither the Company nor Company has received notice from any Person that the Company, its business or assets, or any real property currently or formerly owned, leased, or used by the Company is or may be in violation of any Environmental Law or any applicable Law regarding Hazardous Substances.

(c)                There has not been any spill, leak, discharge, injection, escape, leaching, dumping, disposal, or release of any kind of any Hazardous Substances in violation of any Environmental Law: (i) with respect to the business or assets of the Company; or (ii) at, from, in, adjacent to, or on any real property currently or formerly owned, leased, or used by the Company. There are no Hazardous Substances in, on, about, or migrating to any real property currently or formerly owned, leased, or used by the Company, and such real property is not affected in any way by any Hazardous Substances.

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SECTION 3.16      Employee Benefit Matters. The Company does not maintain any employee benefit plans.

SECTION 3.17      Employment Matters.

(a)                Schedule 3.17(a) of the Company Disclosure Schedule lists: (i) all employees, independent contractors, and consultants of the Company; and (ii) for each individual described in clause (i), (A) the individual’s title or position, hire date, and compensation, (B) any Contracts entered into between the Company and such individual, and (C) the fringe benefits provided to each such individual. All compensation payable to all employees, independent contractors, or consultants of the Company for services performed on or prior to the Closing Date have been paid in full.

(b)                The Company is not, and has not been, a party to or bound by any collective bargaining agreement or other Contract with a union or similar labor organization (collectively, “Union”), and no Union has represented or purported to represent any employee of the Company. There has never been, nor has there been any threat of, any strike, work stoppage, slowdown, picketing, or other similar labor disruption or dispute affecting the Company or any of its employees.

(c)                The Company is and has been in compliance with: (i) all applicable employment Laws and agreements regarding hiring, employment, termination of employment, plant closings and mass layoffs, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, engagement and classification of independent contractors, payroll taxes, and immigration with respect to all employees, independent contractors, and contingent workers; and (ii) all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing employees of the Company.

SECTION 3.18      Taxes.

(a)                All returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (collectively, “Tax Returns”) required to be filed by the Company on or before the Closing Date have been timely filed. Such Tax Returns are true, correct, and complete in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. Company has delivered to Parent copies of all Tax Returns and examination reports of the Company and statements of deficiencies assessed against, or agreed to by, the Company, for all Tax periods ending after January 1, 2022. The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

(b)                There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

SECTION 3.19      Books and Records. The minute books and share record and transfer books of the Company, all of which are in the possession of the Company and have been made available to Parent, are complete and correct.

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SECTION 3.20      Related Party Transactions. Except as set forth on Schedule 3.20 of the Company Disclosure Schedule, there are no Contracts or other arrangements involving the Company in which Company, its Affiliates, or any of its or their respective directors, officers, or employees is a party, has a financial interest, or otherwise owns or leases any material asset, property, or right which is used by the Company.

SECTION 3.21      Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction document based upon arrangements made by or on behalf of Company.

SECTION 3.22      Full Disclosure. No representation or warranty by Company in this Agreement and no statement contained in the Company Disclosure Schedule to this Agreement or any certificate or other document furnished or to be furnished to Parent pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV
Representations and Warranties of the Parent

The Parent represents and warrants as follows to the Shareholder and the Company, which representations and warranties are true and correct as of the date hereof and will be true and correct on the Closing Date, except as set forth in the reports, schedules, forms, statements and other documents filed by the Parent with the SEC and publicly available prior to the date of the Agreement (the “Parent SEC Documents”) or specifically referenced on a disclosure schedule of the Parent (“Parent Disclosure Schedule”) which Parent Disclosure Schedule shall be deemed a part hereof and shall qualify any representation made herein only to the extent of the disclosure contained in the corresponding section of the Parent Disclosure Schedule or to the extent that such qualification is reasonably apparent:

SECTION 4.01      Organization, Standing and Power. The Parent is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Parent, a material adverse effect on the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Transactions (a “Parent Material Adverse Effect”). The Parent is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect. The Parent has delivered to the Company true and complete copies of the articles of incorporation of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), and the Bylaws of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”).

SECTION 4.02      Subsidiaries; Equity Interests. Except as set forth in the Parent SEC Documents, the Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 4.03      Capital Structure. The authorized capital stock of the Parent consists of such shares of capital stock as set forth in the Parent SEC Documents. Except as set forth in the Parent SEC Documents and on Schedule 4.03 of the Parent Disclosure Schedule, no other Company Securities of capital stock or other voting securities of the Parent are reserved for issuance or outstanding. All outstanding Company Securities of the capital stock of the Parent are, and all such Company Securities that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound.

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SECTION 4.04      Authority; Execution and Delivery; Enforceability. The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

SECTION 4.05      No Conflicts; Consents.

(a)                The execution and delivery by the Parent of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent under, any provision of (i) the Parent Charter or Parent Bylaws, (ii) any material Contract to which the Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material judgment or material Law applicable to the Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)                No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (A) filing with the SEC of a Current Report on Form 8-K disclosing the transactions contemplated hereby, including all required exhibits thereto; (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions; and (C) filings with the Nevada Secretary of State.

SECTION 4.06      SEC Documents; Undisclosed and Liabilities.

(a)                The Parent has filed all Parent SEC Documents for the prior 12 months, pursuant to Sections 13 and 15 of the Exchange Act, as applicable, except as disclosed on Schedule 4.06 of the Parent Disclosure Schedule.

(b)                The financial statements of the Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)                Except as set forth in the Parent SEC Documents, the Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Parent or in the notes thereto. The Parent SEC Documents sets forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of the Parent) due after the date hereof. No representation is made as to any liability to any Governmental Entity for penalties arising under the Code or state Laws.

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SECTION 4.07      Absence of Certain Changes or Events. Except as disclosed in the filed Parent SEC Documents or on Schedule 4.07 of the Parent Disclosure Schedule, from the date of the most recent audited financial statements included in the filed Parent SEC Documents to the date of this Agreement, the Parent has conducted its business only in the ordinary course, and during such period there has not been any material change in the assets, liabilities, prospects, financial condition or operating results of the Parent from that reflected in the Parent SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect.

SECTION 4.08      Taxes.

(a)                Except as disclosed on Schedule 4.08(a) of the Parent Disclosure Schedule, the Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. The Parent shall, prior to the Closing, file, or cause to be filed on its behalf, all Tax Returns required to be filed by it under applicable Laws.

(b)                The most recent financial statements contained in the Parent SEC Documents reflected adequate reserves for all Taxes payable by the Parent (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Parent, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)                There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent. The Parent is not bound by any agreement with respect to Taxes.

SECTION 4.09      Parent Material Contracts.

(a)                Schedule 4.09(a) of the Parent Disclosure Schedule lists each Contract that is material to the Parent (“Parent Material Contracts”), including the following:

(i)                 each Contract of the Parent involving aggregate consideration in excess of $50,000 and which, in each case, cannot be cancelled by the Parent without penalty or without more than 90 days’ notice;

(ii)               all Contracts that provide for the indemnification by the Parent of any Person or the assumption of any Tax (as defined in Section 4.08(a), environmental, or other Liability of any Person;

(iii)             all Contracts relating to Intellectual Property (as defined in Section 3.10(a), including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions;

(iv)              except for Contracts relating to trade payables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Parent; and

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(v)                all Contracts that limit or purport to limit the ability of the Parent to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b)                Each Parent Material Contract is valid and binding on the Parent in accordance with its terms and is in full force and effect. None of the Parent or, to Parent’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) any material respect, or has provided or received any notice of any intention to terminate, any Parent Material Contract. Complete and correct copies of each Parent Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Company.

SECTION 4.10      Absence of Changes in Benefit Plans. From the date of the most recent audited financial statements included in the Parent SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by Parent of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent. Except as set forth in the Parent SEC Documents, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Parent and any current or former employee, officer or director of the Parent, nor does the Parent have any general severance plan or policy.

SECTION 4.11      Litigation. Except as disclosed in the Parent SEC Documents, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect. Neither the Parent nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty which relates to the Parent.

SECTION 4.12      Legal Proceedings; Governmental Orders.

(a)                There are no Actions pending or, to Parent’s knowledge after reasonable inquiry, threatened against or by the Parent or any Affiliate of Parent: (i) relating to or affecting the Parent or any of the Parent’s properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)                There are no outstanding, and the Parent is in compliance with all, Governmental Orders against, relating to, or affecting the Parent or any of its properties or assets.

SECTION 4.13      Compliance with Applicable Laws. Except as disclosed in the Parent SEC Documents, the Parent is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in the Parent SEC Documents, the Parent has not received any written communication during the past two years from a Governmental Entity that alleges that the Parent is not in compliance in any material respect with any applicable Law. The Parent is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Parent Material Adverse Effect or as disclosed in the Parent SEC Documents.

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SECTION 4.14      Compliance with Laws; Permits.

(a)                The Parent has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets.

(b)                All Permits necessary for the Parent to conduct its business, including, without limitation, owning or operating any real property in which the Parent has an ownership or leasehold (or sub leasehold) interest (together with all buildings, structures, and improvements located thereon), have been obtained and are valid and in full force and effect. Schedule 4.14(b) of the Parent Disclosure Schedule lists all current Permits issued to the Parent and no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

SECTION 4.15      Environmental Matters.

(a)                The Parent has complied, and is now complying, with all Environmental Laws. Parent has not received notice from any Person that the Parent, its business or assets, or any real property currently or formerly owned, leased, or used by the Parent is or may be in violation of any Environmental Law or any applicable Law regarding Hazardous Substances.

(b)                There has not been any spill, leak, discharge, injection, escape, leaching, dumping, disposal, or release of any kind of any Hazardous Substances in violation of any Environmental Law: (i) with respect to the business or assets of the Parent; or (ii) at, from, in, adjacent to, or on any real property currently or formerly owned, leased, or used by the Parent. There are no Hazardous Substances in, on, about, or migrating to any real property currently or formerly owned, leased, or used by the Parent, and such real property is not affected in any way by any Hazardous Substances.

SECTION 4.16      Employee Benefit Matters. The Parent does not maintain any employee benefit plan.

SECTION 4.17      Employment Matters.

(a)                Schedule 4.17(a) of the Parent Disclosure Schedule lists: (i) all employees, independent contractors, and consultants of the Parent; and (ii) for each individual described in clause (i), (A) the individual’s title or position, hire date, and compensation, (B) any Contracts entered into between the Parent and such individual, and (C) the fringe benefits provided to each such individual. Except as disclosed in the Parent SEC Documents, all compensation payable to all employees, independent contractors, or consultants of the Parent for services performed on or prior to the Closing Date have been paid in full.

(b)                The Parent is not, and has not been, a party to or bound by any collective bargaining agreement or other Contract with a union or similar labor organization (collectively, “Union”), and no Union has represented or purported to represent any employee of the Parent. There has never been, nor has there been any threat of, any strike, work stoppage, slowdown, picketing, or other similar labor disruption or dispute affecting the Parent or any of its employees.

(c)                The Parent is and has been in compliance with: (i) all applicable employment Laws and agreements regarding hiring, employment, termination of employment, plant closings and mass layoffs, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, engagement and classification of independent contractors, payroll taxes, and immigration with respect to all employees, independent contractors, and contingent workers; and (ii) all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing employees of the Parent.

SECTION 4.18      Books and Records. The minute books and share record and transfer books of the Parent, all of which are in the possession of the Parent and have been made available to Company, are complete and correct.

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SECTION 4.19      Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction document based upon arrangements made by or on behalf of Parent.

SECTION 4.20      Contracts. Except as disclosed in the Parent SEC Documents, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole.

SECTION 4.21      Title to Properties. The Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted. Except as provided on Schedule 4.21 of the Parent Disclosure Schedule , the Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Except as provided on Schedule 4.21 of the Parent Disclosure Schedule, the Parent enjoys peaceful and undisturbed possession under all such material leases.

SECTION 4.22      Intellectual Property. The Parent has no Intellectual Property Rights which are material to the conduct of the business of the Parent taken as a whole. No claims are pending or, to the knowledge of the Parent, threatened that the Parent is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Parent, no person is infringing the rights of the Parent with respect to any Intellectual Property Right.

SECTION 4.23      Labor Matters. There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Parent, is threatened or reasonably expected to be imminent with respect to any of the employees of the Parent.

SECTION 4.24      Transactions With Affiliates and Employees. Except as set forth in the Parent SEC Documents or on Schedule 4.24 of the Parent Disclosure Schedule, none of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 4.25      Application of Takeover Protections. The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s charter documents or the laws of its state of incorporation that is or could become applicable to the Shareholders as a result of the Shareholders and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock and the Shareholders’ ownership of the Parent Stock.

SECTION 4.26      No Additional Agreements. The Parent does not have any agreement or understanding with the Shareholder with respect to the Transactions other than as specified in this Agreement.

SECTION 4.27      Disclosure. The Parent represents and warrants that neither it nor any person acting on its behalf has provided any Shareholder or its respective agents or counsel with any information that the Parent believes constitutes material, non-public information except insofar as the existence and terms of the proposed Transactions hereunder may constitute such information and except for information that will be disclosed by the Parent under a Current Report on Form 8-K filed after the Closing.

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SECTION 4.28      Certain Registration Matters. Except as specified in the Parent SEC Documents or on Schedule 4.28 of the Parent Disclosure Schedule, the Parent has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Parent registered with the SEC or any other governmental authority that have not been satisfied.

SECTION 4.29      Listing and Maintenance Requirements. The Parent Stock is quoted on the OTC Expert Market and is not eligible for proprietary broker-dealer quotations. The issuance and sale of the Company Securities of Parent Stock under this Agreement does not contravene the rules and regulations of the trading market on which the Parent Stock are currently listed or quoted.

SECTION 4.30      Parent Stock. Upon issuance to the Shareholder, the Parent Common Stock will be duly and validly issued, fully paid and non-assessable.

SECTION 4.31      Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction document based upon arrangements made by or on behalf of Parent.

SECTION 4.32      Full Disclosure. No representation or warranty by Parent in this Agreement and no statement contained in the Parent Disclosure Schedule to this Agreement or any certificate or other document furnished or to be furnished to Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V
Deliveries

SECTION 5.01      Deliveries of the Shareholder.

(a)                Concurrently herewith the Shareholder is delivering to the Parent this Agreement executed by the Shareholder.

(b)                At or prior to the Closing, the Shareholder shall deliver to the Parent:

(i)                 This Agreement, executed by the Shareholder.

(ii)               This Agreement shall constitute a duly executed share transfer power for transfer by the Shareholder of its Company Securities to the Parent (which Agreement shall constitute a limited power of attorney in the Parent or any officer thereof to effectuate any share transfers as may be required under applicable law, including, without limitation, recording such transfer in the share registry maintained by the Company for such purpose).

SECTION 5.02      Deliveries of the Parent.

(a)                Concurrently herewith, the Parent is delivering to the Shareholder and to the Company, a copy of this Agreement executed by the Parent.

(b)                Promptly following the Closing, the Parent shall deliver to the Shareholder certificates representing the Parent Common Stock for the Intended Percentage issued to the Shareholder set forth on Company Disclosure Schedule 1.01 or evidence that such securities were issued in book entry form.

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SECTION 5.03      Deliveries of the Company.

(a)                Concurrently herewith, the Company is delivering to the Parent this Agreement executed by the Company.

(b)                At or prior to the Closing, the Company shall deliver to the Parent:

(i)                 a certificate from the Company, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Company’s Charter Documents and resolutions of the Board of Directors of the Company approving this Agreement and the Transactions, are all true, complete and correct and remain in full force and effect; and

(ii)               A shareholder list of holders of the Company’s Securities reflecting the Parent as the sole shareholder of the Company authenticated by the Registrar of Companies of England and Wales under section 1115 of the Companies Act 2006, certified by the Company’s Chief Executive Officer.

ARTICLE VI
Conditions to Closing

SECTION 6.01      Shareholders and Company Conditions Precedent. The obligations of the Shareholders and the Company to enter into and complete the Closing is subject, at the option of the Shareholders and the Company, to the fulfillment on or prior to the Closing Date of the following conditions.

(a)                Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date. The Parent shall have delivered to the Shareholder and the Company, a certificate, dated the Closing Date, to the foregoing effect.

(b)                Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company or the Shareholders, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent.

(c)                No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date of the Parent’s most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K which has had or is reasonably likely to cause a Parent Material Adverse Effect, except as disclosed in the Parent SEC Documents or in this Agreement.

(d)                Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding capital stock of the Parent, on a fully-diluted basis, shall be as described in the Parent SEC Documents, and as contemplated by this Agreement.

(e)                Deliveries. The deliveries specified in Section 5.02 and in the preliminary paragraphs hereto shall have been made by the Parent.

(f)                 Satisfactory Completion of Due Diligence. The Company and the Shareholders shall have completed their legal, accounting and business due diligence of the Parent and the results thereof shall be satisfactory to the Company and the Shareholders in their sole and absolute discretion.

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SECTION 6.02      Parent Conditions Precedent. The obligations of the Parent to enter into and complete the Closing are subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a)                Representations and Covenants. The representations and warranties of the Shareholder and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholder and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholder and the Company on or prior to the Closing Date. The Company shall have delivered to the Parent a certificate, dated the Closing Date, to the foregoing effect.

(b)                Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, an adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

(c)                No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date hereof which has had or is reasonably likely to cause a Material Adverse Effect.

(d)                Deliveries. The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Shareholder and the Company, respectively and the Company shall have delivered the financial information specified under Section 7.08.

(e)                Satisfactory Completion of Due Diligence. The Parent shall have completed its legal, accounting and business due diligence of the Company and the results thereof shall be satisfactory to the Parent in its sole and absolute discretion.

ARTICLE VII
Covenants

SECTION 7.01      Public Announcements. The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

SECTION 7.02      Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 7.03      Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 7.04      Exclusivity. Each of the Parent and the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each of the Parent and the Company shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

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SECTION 7.05      Filing of 8-K and Press Release. The Parent shall file, no later than four (4) business days after the Closing Date, a Current Report on Form 8-K with the SEC disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions.

SECTION 7.06      Access. Each Party shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

SECTION 7.07      Preservation of Business. From the date of this Agreement until the Closing Date, the Company shall operate only in the ordinary and usual course of business consistent with their respective past practices, and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the goodwill and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

SECTION 7.08      Company Financial Statements. The Company shall, prior to the Closing, deliver to the Parent the Financial Statements audited by a PCAOB firm if required by the SEC, as well as and Company interim financial information if required by the SEC, and such additional information as is required by the SEC for the Parent’s Current Report on Form 8-K required in connection with the Closing.

SECTION 7.09      Officers and Additional Engagements. On the Closing Date the Parent shall (a) appoint Niclas Adler to serve as Chief Technology Officer of the Parent and as a member of the Parent’s board of directors and the Parent and Niclas Adler shall enter into an employment agreement upon standard terms and conditions agreed to by and between the Parent and Niclas Adler, including, but not limited to an annual salary, bonus and restrictive covenants and (b) amend the Executive Employment Agreements of each of the Parent’s Chief Executive Officer and Chief Financial Officer to increase the annual base salary to $400,000 per annum and provide for a quarterly bonus of up to $150,000.

SECTION 7.10      Common Stock Warrants and Options. On the Closing Date, the Company shall issue the warrants and options to purchase shares of Parent Common Stock to such individuals in the amounts and exercise prices as set forth on Schedule 7.10 of the Company Disclosure Schedule and Schedule 7.10 of the Parent Disclosure Schedule.

ARTICLE VIII
Miscellaneous

SECTION 8.01      Indemnification. Each Party shall indemnify, defend, and hold harmless the other Party from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) arising out of or related to: (a) any breach of representations, warranties, or covenants made by such Party in this Agreement; (b) any third-party claims resulting from such Party's actions or omissions; and (c) any negligent or willful misconduct by such Party in connection with the transactions contemplated by this Agreement. The Party seeking indemnification shall provide prompt written notice to the indemnifying Party of any claim, specifying the nature of the claim and the potential damages, and shall cooperate in the defense of such claim.

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SECTION 8.02      Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:

Edgemode, Inc.

110 E. Broward Blvd., Suite 1700

Fort Lauderdale, FL 33301

Email: simon@edgemode.io

Attn: Chief Financial Officer

With a copy to (which shall not constitute notice):

Nason Yeager Gerson Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

Email: [                         ]

Attn: [                          ]

If to the Company, to:

Synthesis Analytics Production Ltd

20-22 Wenlock Road

London, England

N1 7GU

Email: [   ]

Attn: [   ]

With a copy to (which shall not constitute notice):

[                            ]

[                            ]

[                            ]

Email: [                                   ]

Attn: [                                    ]

If to the Shareholder, to:

Adler Capital Limited

Room 3208, Central Plaza

18 Harbour

Road

Wanchai, Hong Kong

Email: [                       ]

Attn: [                        ]

With a copy to (which shall not constitute notice):

[                            ]

[                            ]

[                            ]

Email: [                                   ]

Attn: [                                    ]

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SECTION 8.03      Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, amended or modified except in a written instrument signed by all Parties to this Agreement. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 8.04      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Party will be entitled to specific performance under this Agreement and temporary and permanent injunctive relief without the necessity of proving actual damages or posting a bond. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 8.05      Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.06      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.07      Counterparts; .PDF Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. .PDF DocuSign or electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 8.08      Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 8.09      Governing Law; Exclusive Jurisdiction. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to any matter arising between the parties, including but not limited to matters arising under or in connection with this Agreement, such as the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Nevada without reference to principles of conflicts of laws. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Florida and the Federal Courts of the United States of America located within Broward County, Florida with respect to any matter arising between the parties, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Florida State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding arising between the parties, including but not limited to matters arising under or in connection with this Agreement, venue shall lie solely in Broward County or any Federal Court of the United States of America sitting in the Broward County, Florida.

SECTION 8.10      Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:

EDGEMODE, INC.

By: __________________________

Name:

Title:

The Company:

SYNTHESIS ANALYTICS PRODUCTION LTD

By: __________________________

Name:

Title:

The Shareholder:

ADLER CAPITAL LIMITED

By: __________________________

Name:

Title:

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